Code of Ethics of - Nomura Asset Management Co., Ltd. (“NAM”)

December 1, 2010

(1) Purpose

Nomura Asset Management Co. Ltd.’s reputation for integrity and ethics is one of our most important assets. In order to safeguard this reputation, we believe it is essential not only to comply with relevant Japanese and foreign laws and regulations but also to maintain high standards of personal and professional conduct at all times. NAM’s Code of Ethics is designed to ensure that our conduct is at all times consistent with these standards, with our fiduciary obligations to our clients, and with industry standards for investment managers.

(2) Fiduciary duty

NAM and its directors and employees have a fiduciary duty to their clients.

This means that NAM and its directors and employees must always act in the best interests of their clients.

As an investment manager, this fiduciary duty to our clients is the underlying standard to the following fundamental principles:

1)	Through the firm’s investment management activities, directors and employees must not act to seek profits for oneself.

2)	Through the firm’s investment management activities, directors and employees must not act to seek profits for a third party (other than the firm’s clients).

3)	Directors and employees must avoid putting themselves in a position that will create or appear to create conflicts of interest with the firm’s clients.

Directors and employees must ensure that they will comply with these principles through its investment management activities.

(3) Compliance with Law, Rules & Regulations etc.

Directors and employees must comply with all the applicable laws and regulations including U.S. federal securities law.

Directors and employees must comply with the “Financial Instruments and Exchange Law”, the “Securities Investment Trust Law” and related laws and regulations when conducting investment trust activities, and the “Financial Instruments and Exchange Law” and related laws and regulations when conducting investment advisory activities.

In addition, directors and employees must comply with NAM’s internal rules and policies, and conduct their functions and duties in good faith.

(4) Prohibited Acts

Directors and employees must not engage in prohibited acts under applicable laws and regulations.

Directors and employees who engage in the following business must not engage in prohibited acts listed below.

1)	Portfolio managers for investment trust funds and advisory accounts must deal fairly and objectively with all funds and accounts when providing investment information, making investment recommendation, or taking investment action. Portfolio managers must treat all such funds and accounts fairly and equitably over time, and are prohibited from giving preferential treatment to any one fund/account or group of funds/accounts to the detriment of any other fund(s)/account(s).

2)	Account managers for investment trust funds must ensure that when soliciting fund shareholders, they do not (i) execute transactions, (ii) make misleading claims or (iii) misrepresent material facts. In addition, account managers must not promise (implicitly or explicitly) to compensate shareholders for future losses.

3)	Account managers for advisory account are required to explain to each client the terms of the advisory agreement before signing. In addition, account managers must not promise (implicitly or explicitly) to compensate clients for future losses.

4)	Traders must not engage in portfolio management at the same time.

(5) Confidentiality

Directors and employees frequently obtain confidential or sensitive information from clients and/or prospective clients. Directors and employees also receive in the ordinary course of their employment confidential or proprietary information regarding the firm and its business. It is crucial, therefore, that all matters relating to the business of NAM and its clients’ affairs be held in the strict confidence. Consequently, employee must not a) disclose to others outside the firm confidential information about NAM, its clients or prospective clients, and b) use such information for purposes outside business.

(6) Inside Information

Various local and foreign laws prohibit the use of confidential non-public information. Accordingly, the firm has developed an inside trading policy which defines insider trading, as well as offers guidance on steps employees and directors must take when they believe they are in possession of inside information. Violations of this policy can not only lead to job termination, but could expose both the individual and the firm to legal liability. Employees and directors may not transact in a security while in possession of inside information relating to the issuer of the security. This prohibition applies to trading on behalf of client accounts and personal accounts. In addition, employees and directors may not convey inside information about publicly traded issuers to other outside the firm. When obtaining inside information, directors and employees must a) handle it with the utmost care, b) report it to the Chief Compliance Officer immediately and c) follow his/her instruction.

(7) Personal Securities Transactions

When making securities transactions for one’s personal account, directors and employees must avoid any conflicts of interest with its clients.

Directors and employees must not purchase equity securities other than those of Nomura Holdings. When making equity transactions for one’s personal account, directors and employees must obtain pre-approvals from the Head of the Legal & Compliance Dept.

(8) Gifts & Entertainment

Directors and employees must not accept or give gifts or entertainment that might in any way create or appear to create a conflict of interest, interfere with the impartial discharge of our responsibilities to clients, or place NAM in a difficult or embarrassing position.

Giving gifts and entertainment to public servants is permitted in limited cases. Directors and employees must obtain approvals from the Head of the Legal & Compliance Dept. to give gifts and entertainment to public servants in principle.

(9) Self Supervision

Investment management is a profession that requires directors and employees to develop his or her capability and expertise.

(10) Self Assessment

Directors and employees must act with responsibility and with sound judgement. The following excuses are not justified.

•	Because my superior told me that it was an appropriate action to take.

•	Because it has always been done so in the past.

•	Because everyone does it.

Directors and employees, when in doubt to take a particular action or engage in a particular activity, should perform a self-assessment of the situation by reviewing following points.

•	Does the action or activity violate the relevant laws, rules and regulations?

•	Does the action or activity contradict the social responsibility principles of NAM?

•	Does the action or activity have the potential to damage NAM’s reputation for integrity and ethics?

•	Is it accountable to anyone in any situation?

•	If you were the client, will you allow such action or activity?

•	Does the action or activity have the potential to mislead a client and result in a lawsuit?

•	Is this a shameful action or activity for a professional person?

•	Will you be going against your conscience if you were to engage in such an action or activity?

(11) Violation of Code of Ethics

Because NAM is a U.S. registered investment adviser, the firm’s directors and employees are required to comply with this Code of Ethics in accordance with the SEC rule.

Directors and employees are required to report apparent compliance violations to the firm’s Chief Compliance Officer or the Head of the Legal & Compliance Dept.

(12) Revision of Code of Ethics

When the “Code of Ethics” is revised, the Legal & Compliance Department needs to distribute the new version to all the directors and employees and　to confirm their acknowledgements.

Code of Ethics for Access Persons

Nomura Asset Management Co., Ltd.

As an investment adviser to U.S. registered investment companies (“Funds”), Nomura Asset Management Co., Ltd. (“NAM”) has an obligation to implement and maintain a meaningful Code of Ethics governing the personal securities transactions of its Access Persons.

This Code, adopted pursuant to Rule 17j-1 of the Investment Company Act of 1940, applies to Access Persons of NAM.

This Code is designed to prevent persons who have access to information concerning the portfolio securities transactions of the Funds from using that information for their personal benefit.

This Code prohibits any Access Person from purchasing or selling a security for any personal account if such Access Person knows or should know that the Funds are purchasing or selling, or considering purchasing or selling such security.

This Code inevitably will restrict NAM’s Access Persons in their securities transactions, but this is the necessary consequence of undertaking to furnish investment advice to the Funds.

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Section 1: Definitions

“Access Person”:

Means any director or officer of NAM and any employee of NAM who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of securities by the Funds, or whose functions relate to the making of any recommendations with respect to the purchases or sales.*

“Investment Personnel”:

Means any employee (including a director or officer) of NAM who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Funds.**

*	If and when an employee of a controlling company of NAM obtains information as described in the definition of Access Person, such person will be considered as Access Person under this Code.
**	If and when an employee of a controlling company of NAM participates in making recommendations as described in the definition of Investment Personnel, such person will be considered Investment Personnel under this Code.

“Securities”:

Includes equities, straight bonds, warrant bonds, and warrants etc., but excludes bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments (i.e., instruments with a maturity at issuance of less than 366 days and rated in one of the two highest categories by a recognized ratings organization), direct obligations of the U.S. government and shares issued by U.S. open-end registered investment companies. The term “securities” also excludes other securities and financial instruments that are determined not to be “covered securities” within the meaning of Rule 17j-1.

“Equity-related Securities”

Includes equities, convertible bonds, warrant bonds, warrants etc., but excludes open end investment funds.

“Pending Buy or Sell Order for the Funds”:

Means when a recommendation of an order to purchase or sell for the Funds has been made and communicated by the Portfolio Manager to the Trading Dept., and when the Portfolio Manager is planning to make such recommendation.

“Personal Securities Transactions”:

Means an Access Person’s purchases or sales of securities, including investments in an Initial Public Offering (“IPO”) or private placement. For purposes of this Code, the term “personal securities transactions” includes transactions for accounts of a spouse, minor children and dependent relatives resident in the Access Person’s house, but excludes purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

Section 2: General Fiduciary Principles

All personal investment activities conducted by NAM’s Access Persons are subject to compliance with the following principles:

(1) The duty at all times to place the interests of the Funds first;

(2) The requirement that all Personal Securities Transactions be conducted consistent with this policy and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and

(3) The fundamental standard that NAM’s Access Persons should not take inappropriate advantage of their position.

Section 3: Prohibited Transactions

No Access Person shall engage in transactions which constitute a direct or indirect:

(1) Purchase or sale of any Security that, to the actual knowledge of that Access Person, is subject to a Pending Buy or Sell Order for the Funds until that Order is executed or withdrawn.

No Investment Personnel shall engage in transactions which constitute a direct or indirect:

(1) Transaction in margin trading, futures trading and options trading; or

(2) Purchase or sale of any Securities within seven calendar days before or after the same Securities have been traded by a Fund with which such Investment Personnel is involved; or

(3) Sale of Equity-related Securities which were purchased within the past six months.

Section 4: Pre-Clearance Requirements

(1) All Investment Personnel shall submit requests prior to any Personal Securities Transaction involving “Equity-related Securities” or any private placement offering or any initial public offering of Securities, and those requests must be approved by his/her Head of the Dept. and General Manager of the Compliance Dept. before any Securities orders are placed.

(2) For the purpose of this section, such approval is valid only for the day authorization is given by the General Manager of the Compliance Dept.

(3) For purpose of this section, the following transactions are exempted.

•	Purchases which are part of an automatic dividend reinvestment plan;

•

Purchases of Securities effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of such Securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

•

Purchases of stocks of The Nomura Securities Co., Ltd. through NAM’s stock ownership equity accumulating system, provided that one is unable to flexibly change the amount of investment and decide the transaction timing.

Section 5: Reporting Requirements

(1) Quarterly Reports

Every Access Person shall report to the Compliance Dept., on or before the 10th day of each calendar quarter, any Personal Securities Transactions during the prior quarter.

(a) A report must be filed for every quarter even if you had no reportable transactions in that quarter.

(b) The report must contain the following information.

(i) The date of the transaction, the title, the number of shares, and the principal amount of each Security involved.

(ii) The nature of the transaction (i.e., purchase, sale).

(iii) The price at which the transaction was effected.

(iv) The name of the broker through whom the transaction was effected.

(v) With respect to any account established by the Access Person in which Securities were held during the quarter for the benefit of the Access Person, the name of the broker, dealer or bank and the date the account was established.

(vi) The date that the report is submitted by the Access Person.

An Access Person need not make a quarterly transaction report under this Section 5 if the report would duplicate information contained in broker confirmations or account statements received by NAM from brokers or other financial institutions.

(2) Initial & Annual Reports

All Access Persons are required to disclose all personal holdings upon becoming an Access Person and thereafter on an annual basis. The report must contain the following information.

(i) The title of the Security.

(ii) The number of shares held.

(iii) The principal amount of the Security.

(iv) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any Securities were held for the direct or indirect benefit of the Access Person.

(v) The date that the report is submitted by the Access Person.

The reporting requirements set forth in this Section 5 shall only apply to the Securities. An Access Person need not report under this Section 5 with respect to securities held in an account over which the Access Person has no direct or indirect influence or control.

Section 6: Reporting to the Boards of Directors of the Funds

Any material amendment to this Policy shall be subject to the approval by the Boards of Directors of the Funds within six months after adoption of any material change. In addition, on at least an annual basis, NAM shall provide each such Board with a written report that:

Describes issues that arose during the preceding year under this Policy, including without limitation information about any material violations of this Policy and any sanctions imposed with respect to such violations; and

Certifies to each such Board that NAM has adopted procedures reasonably necessary to prevent Access Persons from violating this Policy.